UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2369491 (I.R.S. Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and Zip Code of Principal Executive Offices)
2005 Molex Employee Stock Award Plan
(Full title of the plan)
Mark R. Pacioni
Corporate Secretary
Molex Incorporated
2222 Wellington Court
Lisle, Illinois 60532
(Name and address of agent for service)
(630) 969-4550
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     By means of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129559, originally filed with the Securities and Exchange Commission on November 8, 2005 (the “2005 Registration Statement”), the Registrant hereby deregisters 190,239 shares of its Class A Common Stock, par value $0.05 per share, which were previously registered for the 2005 Molex Employee Stock Award Plan (the “2005 Stock Award Plan”) on the 2005 Registration Statement.
     The Registrant is amending its 2008 Molex Stock Incentive Plan (the “2008 Plan”) effective as of April 30, 2011 to supersede and replace the 2005 Stock Award Plan by merging the 2005 Stock Award Plan with and into the 2008 Plan. Accordingly, the Registrant hereby deregisters the 190,239 shares that have not been and will not be issued under the 2005 Stock Award Plan, but which will instead become available for issuance under the 2008 Plan (the “Carryover Shares”). Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the 2005 Registration Statement, the Registrant is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the Carryover Shares authorized for issuance pursuant to the 2008 Plan.
     Except to the extent stated herein, the 2005 Registration Statement as originally filed is not otherwise affected by this Post-Effective Amendment No. 1 to the 2005 Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on the 4th day of May, 2011.

MOLEX INCORPORATED

By:	/s/ MARK R. PACIONI Mark R. Pacioni
Corporate Secretary
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated below on the 4th day of May, 2011.

Signature	Title

* Frederick A. Krehbiel	Co-Chairman of the Board

* John H. Krehbiel, Jr.	Co-Chairman of the Board

/s/ Martin P. Slark Martin P. Slark	Vice Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

* David D. Johnson	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ K. Travis George K. Travis George	Vice President, Finance, Micro Products Division and Chief Accounting Officer (Principal Accounting Officer)

* Michael J. Birck	Director

* Michelle L. Collins	Director

Anirudh Dhebar	Director

* Edgar D. Jannotta	Director

* Fred L. Krehbiel	Director

* David L. Landsittel	Director

* Joe W. Laymon	Director

* Donald G. Lubin	Director

James S. Metcalf	Director

* Robert J. Potter	Director

*By:	/s/ Martin P. Slark Martin P. Slark
Attorney-in-Fact